HEI Exhibit 10.19(a)

AMERICAN SAVINGS BANK SUPPLEMENTAL EXECUTIVE

RETIREMENT, DISABILITY, AND DEATH BENEFIT PLAN

Addendum for Timothy K. Schools

WHEREAS, Timothy K. Schools is the President of American Savings Bank, F.S.B. (the “Bank”) and a participant in the American Savings Bank Supplemental Executive Retirement, Disability, and Death Benefit Plan (the “SERP”), a non-tax-qualified deferred compensation plan that is subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”);

WHEREAS, the Bank has amended and restated the SERP to comply with final regulations under Section 409A of the Code, which are effective January 1, 2009, and has frozen benefit accruals under the SERP effective December 31, 2008;

WHEREAS, in connection with the restatement of the SERP to comply with Section 409A of the Code, the Bank has provided special transition elections to current participants with respect to benefits payable after 2008, and in connection with the freeze of benefit accruals under the SERP, the Bank has amended the SERP to provide for the cash out of the SERP benefits of certain participants in January 2009 in lieu of transition elections;

WHEREAS, Mr. Schools is not in the category of participants whose SERP benefits would be cashed out in January 2009 under the amendments to the SERP freezing benefit accruals, but the Bank wishes to cash out Mr. Schools’ SERP benefit in January 2009;

NOW, THEREFORE, the Bank and Mr. Schools agree as follows:

1. Mr. Schools shall not be given a transition election in 2008 as to the time and form of his SERP benefit payable after 2008. Rather, the present value of Mr. Schools’ accrued benefit in the SERP, determined as of the month of payment, shall be paid to Mr. Schools in a lump sum in the first quarter of 2009.

2. Except as provided in this Addendum, all provisions of the SERP, as amended, shall apply to Mr. Schools’ SERP benefit.

American Savings Bank, F.S.B. and Mr. Schools have executed this Addendum to the American Savings Bank Supplemental Executive Retirement, Disability, and Death Benefit Plan this 11th day of December, 2008.

AMERICAN SAVINGS BANK, F.S.B.

/s/ Timothy K. Schools	By	/s/ K. Elizabeth Whitehead
Timothy K. Schools		Its Executive Vice President, Chief Administrative Officer and General Counsel